EXHIBIT 23.1









                 INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Century Telephone Enterprises, Inc.


We consent to the use of our report dated January 28, 1998, except as to the third paragraph of note 20 which is as of February 25, 1998, related to the consolidated financial statements and related financial statement schedules of Century Telephone Enterprises, Inc. as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and to the use of our report dated June 12, 1998, related to the statements of assets available for benefits with fund information of Century Telephone Enterprises, Inc. Dollars and Sense Plan as of December 31, 1997 and 1996, and the related statement of changes in assets available for benefits with fund information for the year ended December 31, 1997, incorporated by reference in the Registration Statement on Form S-8 of Century Telephone Enterprises, Inc. to be filed on or about November 19, 1998.



/s/ KPMG PEAT MARWICK LLP


Shreveport, Louisiana
November 19, 1998